SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                               -------------------


                                    Form 8-K

                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                        Date of Report: December 2, 2003




Commission          Exact name of registrant as specified in its charter  State of       I.R.S. Employer
File Number         and principal office address and telephone number     Incorporation  I.D. Number

1-14514             Consolidated Edison, Inc.                             New York       13-3965100
                    4 Irving Place, New York, New York 10003
                    (212) 460-4600


1-1217              Consolidated Edison Company of New York, Inc.         New York       13-5009340
                    4 Irving Place, New York, New York 10003
                    (212) 460-4600



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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

Settlement of PSC Proceeding

On December 2, 2003, Consolidated Edison Company of New York, Inc. (Con Edison of New York) agreed with the staff of the New York State Public Service Commission (PSC) and other parties to settle the PSC proceeding regarding outages at the nuclear generating unit the company sold in 2001. The settlement, which does not include a determination of prudence or imprudence regarding the company's operation and maintenance of the unit, is subject to PSC approval. See Note F "Nuclear Generation" to the financial statements included in Part I, Item 1 of the combined Consolidated Edison, Inc., Con Edison of New York, and Orange and Rockland Utilities, Inc. Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003.

Pursuant to the settlement, Con Edison of New York will refund $45.5 million to its customers and provide $2.5 million to fund one or more energy efficiency programs for its low-income customers. In 2000, the company accrued a $40 million liability for possible refund to customers in connection with this proceeding. In addition, under the settlement, the company will forego recovery of $89.5 million of replacement power costs that the company had incurred in 2000 but not billed to customers and as to which no customer account receivable or regulatory asset was established and no income previously recognized. The settlement will reduce 2003 net income by $8 million (pre-tax).

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CONSOLIDATED EDISON, INC.

                                        CONSOLIDATED EDISON COMPANY
                                          OF NEW YORK, INC.


                                        By /s/ Edward J. Rasmussen
                                               Edward J. Rasmussen
                                            Vice President and Controller

DATE:  December 2, 2003